                                                                  EXHIBIT 99.1

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.   29549




                                    FORM 8-K

                                 CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported):      August 31, 1995
                                                      ----------------------

                          HARRELL INTERNATIONAL, INC.
                          ---------------------------
            (Exact name of Registrant as specified in its charter.)






     Delaware                        0-2661                    13-1946181
     --------                        ------                    ----------
  (State or other                  (Commission                 (IRS Employer
   jurisdiction of                  File Number              Identification No.)
   incorporation)



              17218 Preston Road. Suite 3200. Dallas, Texas 75252
            -------------------------------------------------------
            (Address of principal executive offices)     (Zip Code)


       Registrant's telephone number, including area code: (214) 250-6370
                                                           --------------


         -------------------------------------------------------------
         (Former name or former address, if changed since last report)





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ITEM 6.    RESIGNATIONS OF REGISTRANT'S DIRECTORS

        Effective August 31, 1995, B. Joseph Vincent resigned from his position as a director of Registrant citing personal reasons as the basis for such resignation. Mr. Vincent had served as a director of Registrant since 1992.

        Effective September 18, 1995, Wilson L. Harrell resigned from his position as a director of Registrant citing personal reasons as the basis for such resignation. Mr. Harrell had served as a director of Registrant since 1961.

        Effective September 20, 1995, Arthur Linkletter resigned from his position as a director of Registrant citing personal reasons as the basis for such resignation. Mr. Linkletter had served as a director of Registrant since 1981.

        None of such resignations resulted from any disagreement with Registrant on any matter relating to its operations, policies or practices. To the best of Registrant's knowledge, the resignations were unrelated.

        Effective September 20, 1995. Norman Marks was appointed as a director of Registrant. Mr Marks had served as Executive Vice President of Registrant since 1992.

        Filed herewith as Exhibits 1, 2, and 3 are copies of the letters delivered to registrant by Messrs. Vincent Harrell and Linkletter respectively, which confirm the above-stated reasons for their resignations.





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                                   SIGNATURES


       Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                                  HARRELL INTERNATIONAL, INC.



                                                  By:  /s/ NASIR ASHEMIMRY
                                                     ---------------------------
                                                     Nasir Ashemimry, Chairman
                                                     and Chief Executive Officer





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                                                                       EXHIBIT 1

                               B. Joseph Vincent
                              5913 Michaux Street
                             Boca Raton, Fl.  33433




                           Personal and Confidential

August 14, 1995


Mr. Nasir M. Ashemimry
Chairman and Chief Executive Officer
Harrell International
10401 SW 87th Court
Miami, Fl.  33176

Dear Nasir,

       Please be advised that I hereby tender my resignation as a director and officer of Harrell International, Inc. and / or its' wholly owned subsidiary companies effective August 31, 1995.

       I have reluctantly made this irreversible decision for personal reasons.


       I have enjoyed my involvement, association and affiliation with Harrell International, Hotel Management Group, their respective directors, officers, management and employees.

       I extend to all my fondest wishes for good health, happiness and prosperity.


                                                       Respectfully yours,


                                                       /s/ B. JOSEPH VINCENT

                                                       B. Joseph Vincent





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                                                                       EXHIBIT 2

WILSON L. HARRELL
--------------------------------------------------------------------------------



September 18, 1995


Nasir Ashemimry, Chairman
Harrell International
One Alhambra Plaza, Suite 1400
Coral Gables, FL  33134

Dear Nasir:

  Pursuant to our conversation this date, please consider this as my resignation from the Board of Directors of Harrell International, Inc., effective immediately.

  For the record, let me make it clear that my resignation is not prompted because of any disagreement, but rather for personal reasons.

  As you know, I have for the past several years served as a Director, and until recently, as President and CEO, without compensation or remuneration. I did so in an effort to keep Harrell International as a viable entity for the benefit of all stockholders. Under your leadership, I believe that mission will be accomplished. As a remaining stockholder, I wish you well.



                                   Sincerely,

                                   /s/ WILSON L. HARRELL


P.S. I strongly recommend Norman Marks to replace me as a Director.

fc: Art Linkletter
     Paul Barham



--------------------------------------------------------------------------------
      7380 Pine Valley Road # Cumming, GA 30131 # Phone (404) 887-9944 #
                              Fax (404) 889-4030





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                                                                     EXHIBIT 3

                                 Art Linkletter
                       8484 Wilshire boulevard, Suite 205
                        Beverly Hills, California 90211




                               September 20, 1995


Mr. Nasir Ashemimry
Business ship International, Inc.
One Alhambra Plaza #1400
Coral Gables, FL 33134

Dear Nasir:

I have just received a copy of Wilson Harrell's letter of resignation from the Board of Directors of Harrell International, dated Sept. 18, 1995.

Since I have been on the Board only because of Wilson's personal request, and have not really had an opportunity to be as active as I would have liked to have been or to be kept up to date on business matters as thoroughly as I like to be, I would now like to resign from the Board effective this date.

Wilson tells me that you are going to be concentrating your efforts on buying hotel real estate and possibly condominiums and I wish you will in this expansion of Harrell International.


Best Regards,

/s/ART LINKLETTER

AL:lr